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                 [SILICON STORATE TECHNOLOGY, INC. LETTERHEAD]

                                  NEWS RELEASE

                                   For More Information Contact:

                                   Leslie Green
                                   Stapleton Communications Inc.
                                   (650) 470-0200

                                   Sohrab Kianian
                                   Director, Business Development & Technology
                                   Licensing
                                   Silicon Storage Technology, Inc.
                                   skianian@ssti.com
                                   (408) 735-9110


                 SST REACHES SETTLEMENT OF LAWSUIT WITH WINBOND


SUNNYVALE, Calif., Oct. 1, 2000 - SST (Silicon Storage Technology, Inc.) (Nasdaq: SSTI) announced today that it has reached a settlement in its lawsuit with Winbond Electronics of Taiwan. The original suit was filed in the U.S. District Court in San Jose, Calif. in July 1998 pursuant to the termination of its SuperFlash technology licensing agreement with Winbond. The settlement agreement also contains binding terms relating to a new license agreement to be entered into between the parties, which upon execution will be deemed effective as of October 1, 2000.

     As part of the settlement, Winbond has agreed to a consent judgment and does not contest the validity and appropriateness of SST's termination of the licensing agreement in June 1998. Winbond will also pay past due and ongoing royalties.

     Under the new license, Winbond is permitted to pursue the fast growing embedded flash market but is constrained by certain technology limitations and volume reduction for the memory products. In particular, SST's license to Winbond does not include SST-owned intellectual property after 1997. Winbond also will not be permitted to engage third parties for wafer foundry based on SST's technology, and will be allowed to continue foundry sales for a pre-existing customer only through March 2001.

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SST REACHES SETTLEMENT OF LAWSUIT WITH WINBOND
OCT. 1, 2000
PAGE 2 OF 3

     SST expects that the future royalties from this new licensing agreement will contribute significantly to SST's licensing income, due to Winbond's revenue size in nonvolatile memory and other embedded applications such as speech synthesizers, speech recognition devices, microcontrollers and personal communication devices.

     "We are happy that this distraction is behind us," said Bing Yeh, president and CEO. "We expect that as a result of this agreement, Winbond's disputed use of our most important asset -- our intellectual property -- will cease. We hope to rebuild our relationship, with Winbond becoming a cooperative licensee who will support our efforts to build market share for SuperFlash technology."

FORWARD-LOOKING STATEMENT

Information in this release that involves Silicon Storage Technology, Inc.'s expectations, beliefs, hopes, plans, intentions or strategies regarding the future are forward-looking statements that involve risks and uncertainties. All forward looking statements included in this release are based upon information available to Silicon Storage Technology, Inc. as of the date of the release, and Silicon Storage Technology, Inc. assumes no obligation to update any such forward-looking statement. These statements are not guarantees of future performance, and actual results could differ materially from the company's current expectations. Factors that could cause or contribute to such differences or risks associated with the company's business are discussed in the company's reports filed from time to time with the SEC.

ABOUT SILICON STORAGE TECHNOLOGY, INC.

Headquartered in Sunnyvale, California, SST designs, manufactures and markets a diversified range of nonvolatile memory solutions, based on proprietary, patented SuperFlash technology, for high volume applications in the digital consumer, networking, wireless communications and Internet computing markets. SST's product families include high-functionality flash memory components, flash mass storage products and 8-bit microcontrollers with on-chip flash memory.



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SST REACHES SETTLEMENT OF LAWSUIT WITH WINBOND
OCT. 1, 2000
PAGE 3 OF 3

SST also offers its SuperFlash technology for embedded applications through its world-class manufacturing partners and technology licensees IBM, National Semiconductor, Motorola, Samsung Electronics Co. Ltd., SANYO Electric Co., Ltd., Seiko Epson Corp. and Taiwan Semiconductor Manufacturing Co. Ltd. (TSMC). TSMC offers SuperFlash under its trademark Emb-FLASH. Further information on SST can be found on the company's Web site at http://www.ssti.com
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